UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2025

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events

On April 10, 2025, ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) filed a definitive proxy statement (the “Annual Meeting Proxy Statement”) for the solicitation of proxies in connection with the 2025 annual meeting of shareholders (the “Annual Meeting”) to consider and vote on, among other proposals, the approval of the Company’s Amended and Restated 2022 Stock Incentive Plan (“Proposal 5”).

The Company has determined to supplement and clarify information provided in Proposal 5 of the Annual Meeting Proxy Statement as set forth below (the “Proxy Supplement”). The first table located under the sub-heading “Purpose of Share Reserve Increase” has been updated to include non-shareholder approved inducement grants as of the record date.

There is no change to the location, the record date, or any of the other proposals to be acted upon at the Annual Meeting. Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action.

AMENDMENT AND SUPPLEMENT TO THE 2025 ANNUAL PROXY STATEMENT

The following disclosures in this Current Report on Form 8-K supplement, and should be read in conjunction with, the disclosures contained in the Company’s definitive proxy statement (the “Annual Proxy Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2025, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Annual Proxy Statement, the information set forth herein shall supersede or supplement the information in the Annual Proxy Statement. All other information in the Annual Proxy Statement remains unchanged.

As provided in the Annual Proxy Statement, the Company is seeking stockholder approval of, among other things, the approval of the Company’s Amended and Restated 2022 Stock Incentive Plan (“Proposal 5”). The purpose of the supplemental disclosure is to clarify in Proposal 5 that the first table located under the sub-heading “Purpose of Share Reserve Increase” includes non-shareholder approved inducement grants.

Terms used herein, unless otherwise defined, have the meanings set forth in the Annual Proxy Statement.

Purpose of Share Reserve Increase

In 2024, the Stock Plan was amended and restated to increase the number of shares of our common stock available for issuance under the Stock Plan. As of March 24, 2025, a total of 1,177,800 shares of our common stock remained available for future grants under the Stock Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. We consider the Stock Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and our stockholders. In recent years, our compensation structure and strategy has included issuance of grants and share usage to align with market standards.

The table below shows the stock awards that were outstanding under the shareholder-approved Stock Plan and non-shareholder-approved inducement grants as of March 24, 2025. As of March 24, 2025, the closing sale price of a share of the Company’s common stock on The Nasdaq Global Market was $65.98.

	Shares underlying outstanding stock options (#)	Weighted average exercise price per share ($)	Weighted average remaining term	Shares underlying outstanding performance and restricted stock awards	Shares available for future grant
Stock Plan	386,891	54.24	2.83	1,866,153	1,177,800
Inducement Grants	184,989	29.63	5.57	—	—
Total	571,880	46.28	3.68	1,866,153	1,177,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2025	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer